UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 5, 2017

VELT INTERNATIONAL GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	333-179082	27-5159463
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1313 N. Grand Ave. #16, Walnut, CA 91789

(Address of Principal Executive Offices)

(626) 262-7379

(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Section 1- Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On August 5, 2017, Velt International Group Inc. (“Velt” or the “Company”), and Weijia Li (the “Buyer), entered into a Stock Purchase Agreement (the “SPA”), pursuant to which the Company sold all of its equity interest in A & C Agriculture Developing (Europe) AB, a Swedish corporation and the wholly-owned subsidiary of the Company (“A & C Europe”), upon the terms and subject to the satisfaction or waiver of the conditions therein. The Buyer is also the current President of A & C Europe.

Under the terms of the SPA the Company transferred its ownership of all of the issued and outstanding equity securities of A & C Europe, at the Closing Date, in exchange for (i) $1.00; (ii) assumption of all Liabilities of A & C Europe by Buyer, except for the loan amount of $77,772 that A & C Europe used for normal business operations and owed to the Company prior to Closing and (iii) the indemnification by Buyer as set forth in Agreement.

The foregoing summary is qualified in its entirety by reference to the SPA, which is attached as Exhibit 10.1 to this report and incorporated herein by reference in its entirety. The SPA has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company. The representations, warranties and covenants contained in the SPA were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the SPA. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the SPA, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 4.01. Change in Registrant’s Certifying Accountant

(a) On September 19, 2017, the board of directors of Velt International Group Inc. (the “Company”) dismissed its independent registered public accounting firm, De Leon & Company, P.A. (“De Leon”), effective as of September 19, 2017.

The reports of De Leon on the Company’s financial statements for the year ended September 30, 2016 did not contain an adverse opinion or disclaimer of opinion and was not qualified or modified as to audit scope or accounting principles. During the year ended September 30, 2016, and in the subsequent period through September 19, 2017, there were no disagreements with De Leon on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of De Leon, would have caused De Leon to make reference to the matter in its reports on the Company’s financial statements for such periods.

The Company provided De Leon with a copy of the disclosures in the preceding paragraph and requested in writing that De Leon furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. De Leon provided a letter, dated September 19, 2017 stating its agreement with such statements, which is included as exhibit 16.1 to this Current Report on Form 8-K.

(b) On September 19, 2017, the Company, based on the decision of its board of directors, approved the engagement of Simon & Edward, LLP, Diamond Bar, California (“S&E”) to serve as the Company’s independent registered public accounting firm, commencing September 20, 2017.

During the fiscal year ended September 30, 2015 and through the date of the board of directors’ decision, the Company did not consult S&E with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matter or reportable events listed in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Stock Purchase Agreement entered into between the Company and Weijia Li, dated August 5, 2017.

16.1	Letter from De Leon & Company, P.A. to the Securities and Exchange Commission dated September 19, 2017 with respect to the disclosure in this Current Report on Form 8-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Velt International Group Inc.

Dated: September 21, 2017	By:	/s/ Chin Kha Foo
	Name:	Chin Kha Foo
	Title:	Chief Executive Officer

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EXHIBIT INDEX

Exhibit No.	Description

10.1	Stock Purchase Agreement entered into between the Company and Weijia Li, dated August 5, 2017.

16.1	Letter from De Leon & Company, P.A. to the Securities and Exchange Commission dated September 19, 2017 with respect to the disclosure in this Current Report on Form 8-K.

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